Exhibit 99.1
FOR IMMEDIATE RELEASE

ETelcharge.com Appoints Rob Howe President & Chief Executive Officer

-Former President of CompUSA PC and SVP of Dell North America to Transition Company
from Development to Commercialization as it Readies for Launch of Version 2.0 of the
Alternative Payment System-

DeSoto, TX – Monday, June 4, 2007 – eTelcharge.com (OTC BB:ETLC), a diversified merchant services company, today announced that Rob Howe has been appointed
President and Chief Executive Officer, effective immediately.

Mr. Howe, 60, is an experienced industry veteran who comes to eTelcharge with a remarkable track record. Howe was responsible for $2 billion in revenue in the Sales,
Marketing and Service organizations at Dell North America. Howe created and established the worldwide DellWare business, launched in the US in August of 1992, generating gross revenue in excess of $160 million in its first year. He created the
DellWare model which revolutionized the physical distribution of software and peripherals for computer manufacturers. While at AT&T GIS, Howe established 2,500 retail facings for the AT&T Globalyst PC worldwide, while building to a $2.5 billion annual run rate. Additionally, he turned around the ailing CompUSA in-house PC business (CompUSA PC) which was sold as a part of the sale of CompUSA in 2000.
Mr. Howe most recently served as the President and COO of DualCor Technologies, Inc.,
a handheld technology development company in Scotts Valley, CA. Prior to DualCor
Technologies, Inc., Mr. Howe spent six years consulting with technology companies, providing development strategies and market analysis.

“Rob Howe is a true entrepreneur and leader whose proven experience skills and history of success, we contend, will spearhead eTelcharge to the next level,” said Carl Sherman.
“His ability to streamline operations, build from the ground up to gain global recognition in the technology and consumer arenas and ability to inspire excellence is exactly the type of leadership eTelcharge needs going forward,” Sherman concluded.
“I’m excited to be joining the eTelcharge team. I will bring focus and execution to our strategy. I am grateful for the opportunity to realize the company’s vision,” said Howe.
“My history has been that I take companies through their ‘hypergrowth’ phase. It’s fair to say that I’m a builder,” Howe said.

About eTelcharge.com
eTelcharge.com (OTC BB:ETLC.OB - News) offers the traditional credit card merchant services, checks and other existing financial infrastructure offered by banks, as well as the proprietary new online currency that will provide online shoppers the exclusive choice to charge approved transactions to their telephone bill. Designed to reduce the risk of identity fraud and identity theft by providing an Internet credit option for online shoppers to charge consumer transactions on the
Internet. This payment option is a perfect match for the millions of individuals who do not own a credit card. eTelcharge.com started as the only company with the ability to charge a variety of products to the home phone bill. Clearly, past electronic commerce solutions have not employed effective security and privacy techniques that adequately address consumer concerns about privacy and security on the Internet today. The release of the latest version of the proprietary phone billing option is scheduled to be launched soon. For more information, go to
http://www.eTelcharge.com.

This news release includes forward-looking statements within the meaning of the Private
Securities Litigation Reform Act of 1995. The statements involve a number of known and unknown risks and uncertainties that may cause eTelcharge.com, Inc. and actual results or outcomes to be materially different from those anticipated and discussed herein. These include its historical lack of profitability, limited working capital, the need for additional capital, end-use customers' acceptance of new products and actual demand, the need for eTelcharge.com, Inc. to manage its growth, and other risks associated.

Investor Relations: ir@etelcharge.com
Cynthia DeMonte
917-273-1717
cdemonte@aol.com or
cynthiademonte@gmail.com